Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Air T, Inc. and Subsidiaries

Denver, North Carolina

We hereby consent to the incorporation by reference in Registration Statement No. 333-135338 on Form S-8 of Air T, Inc. and subsidiaries of our report dated October 13, 2017, relating to the consolidated financial statements, which appear in the annual report to Stockholders.

/s/ BDO USA, LLP

Charlotte, North Carolina

October 13, 2017